Exhibit 10.6

ASSIGNMENT AND ASSUMPTION

OF

ASSET PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF ASSET PURCHASE AGREEMENT (this “Assignment”) is made as of this 30th day of March, 2017 by and between CHP II PARTNERS, LP, a Delaware limited partnership (“Assignor”), and CHP II SUMMER VISTA FL OWNER, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, SUMMER VISTA ASSISTED LIVING, LLC, a Florida limited liability company (“Summer Vista”), and HARDCOURT DEVELOPMENT NO. 2, LLC, a Florida limited liability company (“Hardcourt”, collectively Summer Vista and Hardcourt may hereinafter be referred to collectively as “Sellers” and individually as a “Seller”), and Assignor, as purchaser, entered into that certain Asset Purchase Agreement dated as of February 16, 2017 (as may be amended from time to time, the “Purchase Agreement”), regarding the purchase and sale of that certain senior living facility commonly known as the “Summer Vista Assisted Living Community” (the “Facility”); and

WHEREAS, pursuant to Section 14.3 of the Purchase Agreement, Assignor has the right to assign its interest in the Purchase Agreement to a wholly-owned Subsidiary of Assignor, by providing written notice to Assignor no later than three (3) Business days prior to closing; and

WHEREAS, Assignor provided notice to Seller of its intention to assign the Agreement to the Assignee with respect to the Facility on March 23, 2017; and

WHEREAS, Assignee is a wholly-owned subsidiary of Assignor, and Assignor hereby exercises its right to assign the Agreement to Assignee;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Assignor hereby assigns, transfers, sets over, and conveys unto Assignee all of Assignor’s rights, privileges, duties and obligations in, to, and under the Purchase Agreement, together with all of Assignor’s rights, title, and interest in and to the Assets described in said Purchase Agreement, including, without limitation, all earnest money deposits paid pursuant thereto, and all rights, power, and privileges conferred by the Purchase Agreement upon Assignor, as purchaser therein, and Assignor hereby authorizes Assignee to exercise said rights, powers, and privileges in as full a manner as Assignor is authorized to exercise the same. Assignee assumes and covenants to perform all duties and obligations of Assignor under the Purchase Agreement, regardless of whether arising before or after the date of this Assignment.

This instrument may be signed in counterpart copies, each of which shall be considered an original and which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”:

CHP II PARTNERS, LP, a Delaware limited partnership

By:	CHP II GP, LLC, a Delaware limited liability company, its General Partner

	By:	CNL Healthcare Properties II, Inc., a Maryland corporation, its Managing Member

	By:	/s/ Tracey B. Bracco
	Name:	Tracey B. Bracco
	Title:	Vice President

“ASSIGNEE”

CHP II SUMMER VISTA FL OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President